UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Clinigence Holdings, Inc. (Clinigence), and Procare Health, Inc. (Procare), after giving effect to the and Procare Merger and adjustments described in the following footnotes, and are intended to reflect the impact of this Merger on Clinigence on a pro forma basis.

The unaudited pro forma condensed combined balance sheet reflects the Merger of Procare as if it has been consummated on September 30, 2021 and includes pro forma adjustments for preliminary valuations of certain tangible and intangible assets by Clinigence’s management as of the Merger date of October 1, 2021. These adjustments are subject to further revision upon the related intangible asset valuations and fair value determinations.

The unaudited pro forma condensed combined statement of operations for the nine months ended September r 30, 2029 combines Clinigence’s historical results for the nine months ended September 30, 2021 with Procare’s historical results for the nine months ended September 30, 2021. The unaudited pro forma statement of operations gives effect of the Merger as if it had taken place on October 1, 2021.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs. Certain cost savings and revenue synergies may result from the Mergers. However, there can be no assurance that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of overhead, distribution and other operating expenses, changes in corporate infrastructure, the elimination of duplicative facilities and the leveraging of consolidated annual external purchases. Revenue synergies, if achieved, could result from, among other things, the cross-selling of Clinigence services through Procare. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the Mergers been completed at the date indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after effective date of the Merge

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CLINGENCE HOLDINGS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2020

	CLINIGENCE HOLDINGS, INC.	PROCARE	PRO FORMA ADJUSTMENTS	NOTES	PRO FORMA COMBINED
Current Assets
Cash	$6,011,442	$81,316			$6,092,758
Stock subscriptions receivable	4,770,000				4,770,000
Accounts receivable	432,349	284,847			717,196
Prepaid expenses	393,938	—			393,938
Total current assets	$11,607,729	$366,163			$11,973,892

Long-term assets					—
Investments		925,000			925,000
Right of use asset, net	108,842				108,842
Investment in ACMG	7,578,171				7,578,171
Property and equipment, net	9,398	7,192			16,590
Intangible assets, net	9,269,694		2,090,760	(b)	11,360,454
Goodwill	54,697,684		784,174	(e)	55,481,858
Deposits	0				—
Other non-current assets	0				—
Total assets	$83,271,518	$1,298,355	2,874,934		$87,444,807

Current liabilities
Accounts payable and accrued expenses	$3,330,337	95,236			3,425,573
Customer deposits	25,326				25,326
Accrued interest on notes payable	181,935				181,935
Amounts due to related parties	128,176				128,176
Lease liability - current	45,440				45,440
Income taxes payable		220,640	(220,640)	(c)	—
Deferred revenue	45,022				45,022
Current portion of convertible notes	1,965,155				1,965,155
Current portion of notes payable	813,127				813,127
Total current liabilities	$6,534,518	$315,876	(220,640)		$6,629,754

Long-term liabilities
Lease liability - long term	67,882				67,882
Deferred tax liability	2,429,500		522,690	(f)	2,952,190
Notes Payable	300,000				300,000
Total liabilities	$9,331,900	$315,876	302,050		$9,949,826

Common Stock $.001 par value (pre-merger 45,595,316 post-merger 46,354,352)	45,595	25,000	(24,241)	(a)	46,354
APIC	101,187,532		3,769,496	(c) (d)	104,957,028
Retained earnings (deficit)	(27,305,852)	957,479	(1,172,371)	(c) (d) (g)	(27,520,744)
Total stockholders' equity	73,927,275	982,479	2,572,884		77,482,638
Noncontrolling interest	12,343				12,343
Total liabilities and stockholders' equity	$83,271,518	$1,298,355	2,874,934		$87,444,807

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

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CLINIGENCE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2021

	CLINIGENCE HOLDINGS, INC.	PROCARE	PRO FORMA ADJUSTMENTS	NOTES	PRO FORMA COMBINED
Revenue	$12,873,604	$2,057,580	$—		$14,931,184
Cost of sales	10,156,087	449,299	—		10,605,386
Gross profit (loss)	$2,717,517	1,608,281	$—		$4,325,798

Operating expenses
General and administrative expenses	7,950,353	1,234,139	—		9,184,492
Research and Development	208,615		—		208,615
Sales and Marketing	21,154		—		21,154
Depreciation and Amortization	448,306	—	110,194	(d)	558,500
Total operating expenses	$8,628,428	$1,234,139	$110,194		$9,972,761
Income (Loss) from operations	$(5,910,911)	$374,142	$(110,194)		$(5,646,963)

Other income (expenses)					—
Income (loss) from earnings from equity investment	444,171	—			444,171
Income from forgiveness of debt	314,807		—		314,807
Interest income	629	—	—		629
Interest expense, net	(3,923,246)	—	—		(3,923,246)
Total other income (expenses)	$(3,163,639)	$—	$—		$(3,163,639)
Net income (loss)	$(9,074,550)	$374,142	(110,194)		$(8,810,602)
Net income attributable to noncontrolling interest	$12,343	$0	$—		$12,343

Tax provision		104,698	(104,698)	(g)	—
Net income (loss) attributable to Clinigence Holdings Inc.	$(9,086,893)	$269,444	$(5,496)		$(8,822,945)

Basic and fully diluted income (loss) per common share:
Continuing operations	$(0.27)				$(0.26)
Discontinued operations	0.00				0.00
Net income (loss) per common share	$(.27)				$(.26)
Weighted average common shares outstanding - basic and fully diluted	33,746,690				33,749,470

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

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1.  Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Clinigence and Procare, after giving effect to the Merger and adjustments described in the following footnotes and are intended to reflect the impact of this Merger on Clinigence on a pro forma basis.

The unaudited pro forma condensed combined balance sheet reflects the Merger as if it had been consummated on October 1, 2021 and includes pro forma adjustments for preliminary valuations of certain intangible assets by Clinigence management as of the Merger date of October 1, 2021. These adjustments are subject to further revision upon finalization of the related intangible asset valuations and fair value determinations.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines Clinigence’s historical results for the nine months ended September 30, 2021 with Procare’s historical results for the nine months ended September 30, 2021. The unaudited pro forma statement of operations gives effect of the Merger as if it had taken place on October 1, 2021.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs.

2.  Merger of Procare

On October 15, 2021, Clinigence entered into a Merger agreement to acquire all of the shares of Procare, with Procare continuing after the Merger as a direct wholly-owned subsidiary of Clinigence. The Merger, which became effective on October 15, 2021 (the “Effective Date”), is accounted for under the Acquisition method of accounting.

Clinigence issued an aggregate of 759,036 shares of its common stock in consideration for 100% of the outstanding shares of Procare. 607,229 shares were issued in consideration and 151,807 shares were issued as contingent consideration. Based on the closing price of Clinigence’s common stock of $4.00 on October 15, 2021 and a preliminary independent valuation the contingent consideration the aggregate purchase price was $2,874,933.

The pro forma condensed combined balance sheet has been adjusted to reflect the allocation by Clinigence management of the Procare purchase price to identifiable intangible net assets acquired and the excess purchase price to goodwill. The purchase price allocation is based upon a total purchase price of $2,874,933. This amount is derived from the issuance of 607,229 shares of Clinigence common stock at a price of $4.00 on October 15, 2021 and a preliminary independent valuation the contingent consideration of $446,018.

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The purchase price of the Merger is as follows:

Fair value of Clinigence common stock issued upon closing	$2,428,915
Contingent consideration	446,018
Total purchase price	$2,874,933

Under the acquisition method of accounting, the total purchase price is allocated to Procare’s net intangible assets based on a preliminary independent valuation report of the fair values at the date of the completion of the Merger. The following table summarizes the allocation of the purchase price for Procare.

Tangible Assets	$57,479
Acquired identifiable intangibles:
Management contracts	$1,864,530
Tradename/Trademarks	$226,230
Goodwill	$726,694
Total purchase price	$2,874,933

$2,090,759 has been allocated to Procare’s identifiable intangible assets acquired.

3.  Pro Forma Adjustments and Assumptions

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amounts related to Procare’s net tangible and intangible assets at an amount equal to the preliminary valuation reports of their fair values. The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the Merger.

The pro forma adjustments reflecting the completion of the Mergers are based upon the acquisition method of accounting in accordance with Section 805 of the FASB Codification ASC 805) and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired, including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable net assets. The estimated purchase price was calculated based upon $4.00, the closing price of Clinigence’s common stock on October 15, 2021.

The final allocation of the purchase price is dependent upon the final valuation reports. Accordingly, the pro forma purchase price adjustments reflected in the following unaudited pro forma combined financial statements are preliminary and have been made solely for the purpose of preparing these statements.

The pro forma adjustments are based upon available information and certain assumptions that Clinigence believes are reasonable under the circumstances. A final valuation report determination of the fair value of the assets acquired and liabilities assumed may differ materially from the preliminary valuation report determinations. This final valuation will be based on the actual fair values of tangible and intangible assets and liabilities assumed of Procare and that are acquired as of the effective date of the Merger. The final valuation may change the purchase price allocation, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the unaudited pro forma combined financial statements.

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The unaudited pro forma condensed combined financial statements incorporate the following pro forma assumptions and adjustments:

(a)	The shareholders of Procare exchanged their shares of Procare common stock for 759,036 shares of the Company’s common stock par value .001 per share. (See note 2 for more details.)
(b)	The book value is the fair value of all assets and liabilities of Procare with the exception of the carrying value of Procare’s intangible assets which have a preliminary estimated fair value of $2,090,759. (See note 2 for more details.)
(c)	Elimination of Income tax payable and tax provision
(d)	To record estimated amortization on identifiable intangible assets acquired.
(e)	Goodwill recognized as a result of the Merger (See notes 2 for more details.)
(f)	To record estimated Deferred Tax Liability on identifiable intangible assets acquired.
(g)	Elimination of Provision for income tax.

4.  Pro Forma Net Loss per Share

Shares used to calculate unaudited pro forma combined basic and diluted net loss per share are based on the sum of the following:

a)	The number of Clinigence weighted-average shares used in computing historical net loss per share, basic and diluted; and
b)	The number of Clinigence common shares issued to the former Procare shareholders as consideration for the Merger.

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